Exhibit 4.6

AMENDMENT NO. 2

CREDITOR WARRANT AGREEMENT

Between

Hornbeck Offshore Services, Inc.

AS ISSUER

and

Computershare Inc. and

Computershare Trust Company, N.A.,

AS WARRANT AGENT

and

Certain Holders Signatory Hereto

AS CONSENTING HOLDERS

April 22, 2026

This AMENDMENT NO. 2 (this “Amendment”), dated as of April 22, 2026, is by and among Hornbeck Offshore Services, Inc. (the “Issuer”), Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively as warrant agent (the “Warrant Agent”), and the Holders signatory hereto (the “Consenting Holders”), and amends and supplements that certain Creditor Warrant Agreement, dated as of September 4, 2020, by and between the Issuer and the Warrant Agent, as amended by Amendment No. 1 thereto, dated as of December 10, 2024 (as so amended, the “Creditor Warrant Agreement”).

WHEREAS, the Issuer has requested that the Creditor Warrant Agreement be amended on the terms set forth herein;

WHEREAS, the Creditor Warrant Agreement may be amended if Holders of at least seventy-five percent (75%) of the Creditor Warrants, inclusive of the Ares and Whitebox Holders provide written consent to the Warrant Agent of the amendment;

WHEREAS, the Consenting Holders party hereto constitute, collectively, in excess of seventy-five percent (75%) of all Holders, inclusive of the Ares and Whitebox Holders;

WHEREAS, the Warrant Agent has received from an Appropriate Officer of the Issuer the certificate, which is attached hereto and made a part hereof as Exhibit A hereto;

WHEREAS, the conversion of the Creditor Warrants into the right to receive Converted Parent Common Stock (as defined in the Merger Agreement) pursuant to Section 2.01 of this Amendment is part of the same “plan of reorganization” (within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and U.S. Treasury Regulations Sections 1.368-2(g) and 1.368-3(a)) as the mergers contemplated by the Merger Agreement (as defined below);

NOWTHEREFORE, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Creditor Warrant Agreement as amended by this Amendment.

ARTICLE II
AMENDMENT TO THE CREDITOR WARRANT AGREEMENT

Section 2.01 Amendment to Creditor Warrant Agreement. The Company and the Warrant Agent each hereby agree that, effective on the Amendment Effective Date (as defined below), the Creditor Warrant Agreement shall be amended to add a new Section 28, which shall read as follows:

“SECTION 28. Odyssey Merger. Reference is made to the Agreement and Plan of Merger, dated April 22, 2026 (the “Merger Agreement”), entered into by and among Helix Energy Solutions Group, Inc. (“Parent”) Odyssey Sub, Inc., Hercules Sub LLC and the Company. Capitalized terms used in this Section 28 and not otherwise defined in this Agreement shall have the meanings given to them in the Merger Agreement. Notwithstanding anything else in this Agreement to the contrary, including Section 6(e) (Reorganization; Reclassification; Merger) and Section 11 (Notification of Certain Events; Corporate Action), in the event of the consummation of the First Company Merger, each outstanding and unexercised Warrant as of immediately prior to the Effective Time, except as otherwise set forth in this Section 28, shall automatically, and without further action of the Company, the Agent or any Holder, be converted into the right to receive a number of shares of Converted Parent Common Stock (or, subject to the Jones Act limitations on ownership of shares of Converted Parent Common Stock as set forth in the Parent Certificate of Incorporation upon Conversion, Warrants (as defined in the A&R Jones Act Warrant Agreement) to acquire such Converted Parent Common Stock) in accordance with the following formula:

Where:

X = the number of shares of Converted Parent Common Stock (or, subject to the Jones Act limitations on ownership of shares of Converted Parent Common Stock as set forth in the Parent Certificate of Incorporation upon Conversion, Warrants (as defined in the A&R Jones Act Warrant Agreement) to acquire such Converted Parent Common Stock) has the right to receive upon the occurrence of the Effective Time;
Y = the total number of shares of Common Stock underlying the Warrant, multiplied by the Exchange Ratio;
A = average closing price per share of Converted Parent Common Stock over the ten trading days immediately preceding the second business day prior to the Closing Date; and
B = the exercise price which would have been payable in respect of one share of Common Stock upon conversion of the Warrant divided by the Exchange Ratio.

Notwithstanding the foregoing, (i) if B equals or exceeds A such that the formula above would render X to be equal to or less than zero, then no Warrant shall be converted as of immediately prior to the Effective Time of the First Company Merger without the prior written consent of the Holder thereof and (ii) if the Merger Agreement is: (x) modified, amended or restated after the Signing Date, to the extent any such proposed modification, amendment or restatement would uniquely and adversely affect the rights, obligations, or interests of the Consenting Holders; or (y) terminated in accordance with its terms, then, in the case of each of (x) and (y), this Section 28 shall be of no further force or effect.”

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Issuer. The Issuer represents and warrants to the Warrant Agent that, on and as of the Amendment Effective Date:

(a)      The execution, delivery and performance by the Issuer of this Amendment have been duly authorized by all necessary corporate and, if required shareholder action, and do not and will not violate the Organizational Documents of the Issuer.

(b)      This Amendment has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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Section 3.02 Representations and Warranties of the Consenting Holders. Each of the Consenting Holders represents and warrants to the Warrant Agent, severally and not jointly, that, on and as of the Amendment Effective Date:

(a)     The execution, delivery and performance by such Consenting Holder of this Amendment have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action, and do not and will not violate the Organizational Documents of such Consenting Holder.

(b)     This Amendment has been duly executed and delivered by such Consenting Holder and constitutes a legal, valid and binding obligation of such Consenting Holder and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE IV
CONDITIONS TO EFFECTIVENESS

Section 4.01 Amendment Effective Date. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)    Execution and Delivery of this Amendment. The Warrant Agent shall have received a counterpart signature page of this Amendment duly executed by the Issuer and by each Consenting Holder sufficient to constitute seventy-five percent of all Holders inclusive of the Ares and Whitebox Holders.

Section 4.02 Effects of this Amendment.

(a)      Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Holders or the Warrant Agent under the existing Creditor Warrant Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Creditor Warrant Agreement or any other provision of the existing Creditor Warrant Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Creditor Warrant Agreement in similar or different circumstances.

(b)    From and after the Amendment Effective Date, each reference in the Creditor Warrant Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Creditor Warrant Agreement in any other document shall be deemed a reference to the Creditor Warrant Agreement as amended hereby.

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ARTICLE V
MISCELLANEOUS

Section 5.01 Governing Law and Consent to Forum. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. EACH OF THE COMPANY AND THE WARRANT AGENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE DELAWARE CHANCERY COURT; PROVIDED THAT IF SUCH COURT DOES NOT HAVE JURISDICTION, THEN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 5.02 Expenses. The Issuer agrees to reimburse the Warrant Agent for all out-of-pocket fees, charges and disbursements of counsel in connection with this Amendment.

Section 5.03 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment and signature pages for all purposes.

Section 5.04 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.05 Authorization of Consenting Holders. Each of the Consenting Holders party hereto: (i) hereby consents to this Amendment pursuant to Section 16 of the Creditor Warrant Agreement; and (ii) confirms that it is a Holder under the Creditor Warrant Agreement as of the date hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISSUER:	HORNBECK OFFSHORE SERVICES, INC.

	By:	/s/ Todd M. Hornbeck
	Name:	Todd M. Hornbeck
	Title:	President and Chief Executive Officer

WARRANT AGENT:	COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,

	By:	/s/ Thomas Borbely
	Name:	Thomas Borbely
	Title:	Senior Manager, Corporate Actions

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P.

By: Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASOF Holdings I, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASOF HOS AIV, 1 L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASOF HOS AIV 2, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASOF II HOLDINGS I, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASOF II A (DE) HOLDINGS I, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASSF IV AIV B Holdings III, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASSF IV AIV B, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASSF IV HOS AIV 1, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ASSF IV HOS AIV 2, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

SA Real Assets 19 Limited

By: Ares Management LLC, its manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

BofA Securities, Inc. executes this Agreement and signature page solely on behalf of its U.S. Special Situations – Distressed Group (“SSG”) and its managed positions. This signature in no way binds any other line of business, division, group, activities or positions at BofA Securities, Inc. or any of its affiliates or subsidiaries. In the event the terms of this signature are not accepted, the signature shall be deemed null and void ab initio.

By:	/s/ Kevin Mulholland
Name:	Kevin Mulholland
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

Citigroup Financial Products Inc.

By:	/s/ David Quinn
Name:	David Quinn
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

Citigroup Global Markets Inc.

By:	/s/ David Quinn
Name:	David Quinn
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

Athilon Capital Corp. LLC

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

Merced Partners Limited Partnership

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

Merced Partners V, L.P.

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 2]

Morgan Stanley & Co., LLC

By:	/s/ Brian McGowan
Name:	Brian McGowan
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

SOLA LTD

By: Solus Alternative Asset Management LP, its Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

SOLUS OPPORTUNITIES FUND 5 LP

By: Solus Alternative Asset Management LP, its Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

SOLUS OPPORTUNITIES FUND 4 LP

By: Solus Alternative Asset Management LP, its Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

SOLUS LONG-TERM OPPORTUNITIES FUND MASTER LP

By: Solus Alternative Asset Management LP, its Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

ULTRA NB LLC

By: Solus Alternative Asset Management LP, its Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

PANDORA SELECT PARTNERS LP

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

WHITEBOX CAJA BLANCA FUND LP

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

WHITEBOX CREDIT PARTNERS LP

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

WHITEBOX GT FUND LP

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

WHITEBOX MULTI-STRATEGY PARTNERS LP

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

WHITEBOX RELATIVE VALUE PARTNERS LP

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

CONSENTING HOLDER:

WHITEBOX ASYMMETRIC PARTNERS LP

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature page to Creditor Warrant Amendment No. 2]

Exhibit A

CREDITOR WARRANT AGREEMENT
OFFICER’S CERTIFICATE

The undersigned hereby certifies that he is the Executive Vice President and Chief Financial Officer of Hornbeck Offshore Services, Inc., a Delaware corporation (the “Issuer”), and that as such he is authorized to execute this certificate on behalf of the Issuer pursuant to Section 3(c) of the Creditor Warrant Agreement by and between Hornbeck Offshore Services, Inc. as Issuer and Computershare, Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent, dated as of September 4, 2020, as amended by Amendment No. 1 thereto (as amended thereby, the “Creditor Warrant Agreement”) (unless otherwise defined herein, each capitalized term used herein is defined in the Creditor Warrant Agreement or the Amendment (as defined below)). Furthermore, the undersigned represents and warrants, on behalf of the Issuer, as follows:

(a)
the Creditor Warrant Agreement may be amended if Holders of at least seventy-five percent (75%) of the Creditor Warrants, inclusive of the Ares and Whitebox Holders, provide written consent to the Warrant Agent of such amendment;

(b)	the Issuer and the Consenting Holders have executed Amendment No. 2 to the Creditor Warrant Agreement (the “Amendment”);

(c)	the Consenting Holders constitute, collectively, in excess of seventy-five percent (75%) of all Holders, inclusive of the Ares and Whitebox Holders; and

(d)	the Amendment complies with the terms of Section 16 of the Creditor Warrant Agreement.

EXECUTED AND DELIVERED this 22nd day of April, 2026.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer